EXHIBIT 10.4


This lease made as of the 31 day of January, 1994 by and between Phoenix Home Life Mutual Insurance Company (hereinafter called the "Landlord"), and Computer Telephone Company (hereinafter called the "Tenant").

                               ARTICLE I
                          DEMISED PREMISES

Subject to the provisions of this Lease, Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the following described premises (hereinafter referred to as "demised Premises" or Leased premises): that portion of the first floor of the building numbered 110 Hartwell Avenue, Lexington, Massachusetts, (the "Building"), containing an area deemed to be 7,316 rentable square feet all as more particularly shown on plan attached hereto as Exhibit "A."

This lease is subject to existing easements and party wall agreements, if any, and to rights and encumbrances of record, and the Landlord excepts and reserves hallways, stairways and shaftways and elevators, if any, serving other parts of said building and the right to maintain use, repair and replace pipe ducts, wires, meters and any other equipment, machinery, apparatus and fixtures serving other parties thereof. Tenant shall have access to the building and their offices on a 24 hour basis, 7 days per week.

The demised premises are Leased herewith, together with the right to use, in common with others entitled thereto, the hallways, stairways, and elevator(s), if any, necessary for access to the demised premises, the lavatories nearest thereto, and the parking lot.

Landlord's building, in which the demised premises are situated, is numbered 110 Hartwell Avenue in said Lexington and may be referred to herein as "Landlord's Building" or the "Building." Said Building, together with the land on which it is situated, may be referred to herein as " Landlord's Property."

Tenant accepts the premise in an "AS IS" condition, except that Landlord will at its sole expense improve the demised premises in accordance with Exhibit "B" attached hereto and made a part hereof by reference.

                               ARTICLE II

INITIAL TERM. The term of this Lease shall be for sixty-two (62) months, (the "Term") beginning on the later to occur of (i) the date the Premises are Substantially Complete as defined in Article XXI or (ii) February 1, 1994 (the "Lease Commencement Date"). Landlord and Tenant shall confirm the Lease Commencement Date in writing within ten (10) days after the Premises are Substantially Complete."

RENEWAL OPTION. Thereafter, so long as Tenant is not in default hereunder, (following any applicable grace periods) Tenant shall have the right and the option to extend this Lease for one extended term of five (5) years (the Extended Term). Tenant shall exercise its option to extend for the Extended Term by giving written notice to Landlord at least 120 days prior to the end of the Initial term. If Tenant fails to give such notice exercising its option for the Extended Term, this Lease shall automatically expire at the end of the Initial Term, and Lessee shall have no further option to extend the term of the Lease. The Initial Term and the Extended Term hereinafter collectively referred to as the "Term" of this Lease. Basic Annual Rent for Extended Term to be 95% of the then Fair Market Value determined as of ninety
(90) days prior to the expiration of the initial term mutually agreed upon based on the effective rents, inclusive of all rental concessions (i.e. free rent) for comparable office space in the Lexington submarket. If a Fair
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Market Value is not agreed to then it is mutually agreed that both parties will go to arbitration.

                               ARTICLE III
                                    RENT

3.1 Tenant agrees to pay Landlord basic annual rent ("Basic Annual Rent") in accordance with the following provisions, payable in equal monthly installments on the first day of each calendar month of the Term (subject to the following sentence), in advance, without deduction or set-off, except as expressly set forth herein. For any portion of a calendar month, at the beginning or end of the Term, Tenant shall pay Basic Annual Rent, at the rate payable for such portion.

Tenant shall pay Basic Annual Rent at an annualized rate of ninety-five Thousand One Hundred Eight Dollars and no cents ($95,108.00) for months three through thirty-eight, in advance in equal monthly installments of $7,925.67 on or before the first day of every month; and, ninety-six Thousand Nine Hundred Thirty-Seven Dollars and no cents for months thirty-nine through sixty-two, in advance in equal month installments of $8,078.08 on or before the first day of each month. No rent is due during the first two months of the Term.

3.2 In addition to the Basic Annual Rent, the Tenant will pay to the Landlord, as additional rent, 13.91% of any increase in the real estate taxes (excluding interest and/or penalties) assessed with respect to the land and the buildings of the demised premises are a part, above the taxes for the Fiscal Year 1994 ("Base Taxes"). The Landlord shall notify the Tenant in writing, as to the amount of such an increase, if any, and the amount of Tenant's proportionate share of such increase, enclosing therewith a copy of the applicable tax bill from the Town of Lexington and payment shall be made by Tenant within ten (10) days after receipt of such notice.

Reference to "real estate taxes" shall include, without limitation, betterments or other assessments, which may be imposed on or with respect to Landlord's Property and similar or other taxes, which may be subsequently imposed, in lieu of or in addition to real estate taxes as now assessed. Federal, State and Municipal income taxes, gift, estate, succession, inheritance, excess profits and franchise and transfer taxes, if any shall not be considered real estate taxes.

In the event of a reduction or abatement in real estate taxes for any year as to which Tenant has made a payment in accordance with the provisions of the
Section 3.2, then Tenant shall be entitled to a credit equal to 13.91% of such reduction after deduction of all expenses paid in connection with such reduction or abatement, to be applied to the next rental payments due. Tenant's payment of additional rent under Section 3.2 shall be made on the basis of taxes as assessed with subsequent adjustment on the basis of taxes as finally determined.

Landlord may bill Tenant monthly on account of increase in real estate taxes over the base taxes of one-twelfth of estimated real estate taxes increased over said base for the preceding tax year.

3.3 In addition to the Basic Annual Rent, Tenant will also pay to the Landlord, as additional rent 13.91% of any increase in the costs of operating and maintaining, but not replacing any portion of, Landlord's Building above the operating costs for the calendar year ending 1994 (the "Operating Expense Base"). Said expenses will include , but are not limited to electricity, water, other utilities, insurance, maintenance, repairs, security, cleaning and management fees, employment taxes and health benefits of employees, and snow removal. Payment of the amount due shall be made by the Tenant within ten (10) days after demand therefore by Landlord.


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Not withstanding the foregoing, if with respect to any year during the Term
(except for the first year of the Term), Landlord shall determine that the operating costs for Landlord's Building will exceed the Operating Expenses Base, then, upon written notice from Landlord, Tenant shall pay, as additional rent, on the date monthly rental payments are due, estimated monthly escalation payment equal the l/12th of the annualized operating costs for Landlord's Building for the next previous year of the Term. Appropriate additional payments by the Tenant or refunds by the Landlord shall be made in accordance with the next paragraph thereof.

Not later than ninety (90) days after the end of each year or fraction thereof during the Term (except for the first year of the Term), Landlord shall render Tenant a statement in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied, certified by representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the operating costs for Landlord's Building, the operating costs allocable to the demised premises and the Operating Expenses Base. The statement shall also show for the preceding year or fraction thereof, as the case may be, the amounts of operating costs already paid by Tenant as additional rent and the amount of operating costs remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within ten (10) days after the date of delivery of such statement, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, as the case may be, the balance of amount , if any, required to be paid, pursuant to the above provisions of this subparagraph, with respect to the preceding year or fraction thereof, except that Landlord may, at its option, credit any amounts due from Tenant to Landlord under this Lease.

3.4 Any amount payable by Tenant on account of tax increase, operating costs or with respect to the year during which this Lease expires, shall be prorated on the basis of the proportion of the year during which the lease term is in effect.

3.5 If any installment of Basic Annual Rent or other charges payable to Landlord pursuant to the terms of this Lease is paid more than ten (10) days after the date the same was due, such unpaid amount(s) shall bear interest from the said due date at the then rate of interest announced by the United States Trust
Company (UST) at its main office as its "Best Lending Rate", as such "Best Lending Rate" may be adjusted from time to time.

3.6 All rent and other charges payable to Landlord pursuant to the provisions of this lease shall be sent to Phoenix Home Life Mutual Insurance Company in care of The Codman Company, Inc., 211 Congress Street, Boston, MA 02210, unless otherwise directed, by written notice, to Tenant.

3.7 For purposes of pro-rata share percentage used above, the total Building rentable area is 52,590 square feet.

                               ARTICLE IV
                BUILDING SERVICES AND UTILITIES

Landlord agrees to furnish, at its sole cost and expense to the extent of the Operating Expense Base as defined in Article 3.3, to the Leased premises heat and air conditioning (reserving the right, at any time, to change energy sources) sufficient to maintain the Leased Premises at comfortable temperature (in accordance, however, with applicable governmental guidelines or regulations relating to such temperatures, hours of operation and the like), during such hours of the day and days of the year that the Building is normally open. The Building is open 7:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 12:00 P.M. on Saturday, holidays excepted. Tenant agrees to cooperate with Landlord and to abide by all Building regulations


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which Landlord may, from time to time, prescribe for the proper functioning and protection of any heating and air conditioning systems and in order to maximize the effect thereof. Notwithstanding anything to the contrary set forth in this Article IV or otherwise in the Lease, Landlord may institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

Landlord agrees to furnish, at its sole cost and expense to the extent of the Operating Expense Base as defined in Article 3.3, to the Leased Premises hot and cold water for ordinary drinking, cleaning, lavatory and toilet facilities.

Landlord agrees to cause the Leased Premises to be kept clean, at its sole cost and expense to the extent of the Operating Expense Base as defined in
Article 3.3, (provided the same are kept in order and are properly maintained by Tenant) in accordance with the cleaning and janitorial standards for the Building including, at least, nightly cleaning and vacuuming of leased premises, common areas, lavatories and nightly emptying of trash and semi-annually washing windows inside and outside.

Landlord, in its sole discretion, will either (i) furnish 120 volt electric current to the Leased Premises for normal business office purposes (exclusive, however, of Tenant's electrical needs for computers and similar equipment having special power or environmental requirements), charging the Tenant's Electricity Charge for such service, such charges to be paid by Tenant in equal monthly installment without set off or deduction (and without reduction in the event Tenant elects to occupy less than the entire Leased Premises or occupies the Leased Premises for shorter periods than the Leased Premises are made available hereunder) in the same day in each month that rental payments are due and payable hereunder (Landlord reserving, however, the right from time to time, and at Landlord's sole discretion, to increase the Tenant's Electricity Charge to reflect the actual costs per square foot from time to time for such electricity), or (ii) may elect to cause electricity furnished to the Leased Premises to be separately metered, in which event all charges for electricity consumed on the Leased Premises will be billed directly to, and paid by, Tenant. Landlord and Tenant agree that the current Tenant's Electricity Charge is equal to $.85 per rentable square foot per year. Said Tenant's electricity charge shall remain fixed for year one of the lease Term and thereafter any increase to be proportionate to other Tenant's increase, if any.

Landlord shall furnish and install the bulbs required within the Leased Premises, at its sole cost and expense to the extent of the Operating Expense Base as defined in Article 3.3.

Landlord shall be under no responsibility or liability for failure or interruption of any of the above described services, including utilities, repairs or replacements caused by breakage, accident, strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the reasonable control of the Landlord, nor in any event for any indirect or consequential damages but Landlord acknowledges an affirmative obligation to utilize best efforts to remedy the problem and provide such services; utilities, repairs and replacements and to effect a reasonable remedy within a reasonable period of time; and failure or omission the part of the Landlord to furnish any of same shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. Landlord reserves the right to temporarily interrupt, curtail, stop or suspend the furnishing of heating, air conditioning, or the operation of such systems, when necessary by reason of unforeseen accident or emergency, or for repairs.

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                               ARTICLE V
                          SECURITY DEPOSIT

Upon the execution of this Lease, the Tenant shall pay to the Landlord the amount of Seven Thousand Nine Hundred Twenty-Five Dollars and Sixty-Seven cents ($7,925.67), which shall be held by Landlord as security for the Tenant's performance of the terms and conditions of this Lease and refunded to the Tenant at the end of this Lease, subject to the Tenant's satisfactory compliance with the conditions hereof (the "Security Deposit").

                               ARTICLE VI
                                    USE

Tenant shall use the leased premises for an office purposes and for no other purposes.

                               ARTICLE VII
                          COMPLIANCE WITH LAWS

Tenant agrees that no trade or occupation shall be conducted in the demised premises or use made thereof, which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.

                               ARTICLE VIII
                          CASUALTY INSURANCE

Tenant shall not permit any use of the demised premises which will make void or voidable any insurance on the property of which the demised premises are a part, or on the contents of property, or which shall be contrary to any law ordinance, or contrary to any regulations from time to time established by the New England Fire Insurance Rating Association, or any similar association, and shall reimburse Landlord, and all other tenants, for all extra insurance premiums caused by Tenant's use of the demised premises. Tenant shall also comply with all present and future rules, regulations, recommendations, orders and the like of said Rating Association, any insurer of said property, the Board of Health, or any other public agency having jurisdiction, whether directed to Landlord or Tenant.

                               ARTICLE IX
                          MAINTENANCE OF PREMISES

9.1 The Landlord agrees to maintain the following portions of the Building at its sole cost and expense to the extent of the Operating Expense Base as defined in Article 3.3 of which the demised premises form a part, in good repair and condition: the roof, foundation and exterior walls, and the Building systems, including; the heating, ventilating, air conditioning and electrical servicing the demised premises. There shall be excepted from Landlord's obligations hereunder any maintenance or repairs required because of the negligence or willful. act or omission of Tenant or those for whose conduct the Tenant is responsible.

9.2 Tenant shall, at all times during the Term, and at its own expense, keep and maintain the demised premises in the same order, repair and condition as they are in on the Commencement Date, or may be put during the Term, reasonable wear and tear, damage by fire and other casualty and taking only excepted and whenever necessary to replace plate glass and other glass therein, acknowledging that the demised premises are now in good order and the glass whole. Tenant shall not permit the demised premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. Tenant shall obtain written consent of Landlord before erecting any sign on the premises.

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                               ARTICLE X
                     ALTERATIONS; ADDITIONS
Tenant shall not make structural alterations, or additions, to the demised premises, but may make non-structural alterations to the demised premises with the prior written consent thereto of Landlord, which consent shall not be unreasonably withheld or delayed. All such permitted alterations shall be at Tenants' expense, in conformity with all laws, ordinances, and regulations of municipal or other authorities and shall be in quality at least equal to the present construction. Tenant shall not permit any mechanics' liens or similar liens to remain upon the demised premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord. To the extent that they become permanent fixtures, any alterations or improvements, made by Tenant, shall become the property of Landlord at the termination of occupancy, as provided herein.

Landlord shall, at its sole cost and expense, provide a listing on the building directory for Tenant.

                               ARTICLE XI
                          ASSIGNMENT; SUBLEASING

Tenant shall not assign this Lease, or sublet the whole or any part of the demised premises, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Notwithstanding any permitted assignment, or subletting, Tenant shall remain fully and primarily liable to Landlord for the payment of all rent and all other charges, and for the full performance of the covenants and conditions of this Lease, notwithstanding any recognition (by acceptance of rent or otherwise), or indulgence or waiver at any time granted by Landlord to Tenant or any assignee, or sublease; and Tenant, in the case of an assignment, shall be deemed to have waived all defenses otherwise available to Tenant, as guarantor or surety.

As an alternative to consenting to any proposed sublease, or assignment, Landlord may elect, by notice to Tenant, within fifteen (15) days after receipt of notice from Tenant, accompanied by a copy of the proposed sublease, or assignment, and a copy of the most recent financial statement for the proposed assignee, or sublease, to terminate this Lease for the period of the proposed sublease, if a sublease; or for the period of this Lease, of an assignment; and make a direct lease with the proposed assignee, or sublease, for Landlord's own account, but only as to the premises which Tenant proposed to sublet, if Tenant proposed a sublease of less than all of the demised premises. In this event, Tenant shall have no obligation for rent or other charges which accrue after the date of termination of this Lease, and thereupon, Tenant shall be released from such obligations, but shall continue to be liable for rent and other obligations which accrue prior to termination, pro rated as of the date of termination.

                               ARTICLE XII
                          RIGHTS OF MORTGAGEE

12.1 LIABILITY. Upon the taking of the title to the Landlord's Property by a Mortgagee by foreclosure or otherwise, such Mortgagee shall have all the rights of Landlord, and shall be liable to perform all the obligations of Landlord arising and accruing after such taking by such Mortgagee.

12.2 RIGHT TO CURE. No act or failure to act on the part of Landlord, which would entitle Tenant under the terms of this Lease,or by law, to be relieved of Tenant's obligations hereunder, or to terminate this Lease, shall result in a release or termination of such obligations, or a termination of this Lease, unless: (i) Tenant shall have first given written notice of Landlord's act or failure to act to the mortgagee, specifying the act or failure to act on the part of Landlord, which could or would give basis to Tenant's rights; and (ii) such Mortgagee, after receipt of such notice, fails or refuses to correct to cure the condition complained of, within a reasonable time thereafter, but nothing contained in this paragraph shall be deemed to impose any obligation on any such Mortgagee to correct or cure any such condition. "Reasonable
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time," as used above, means and includes a reasonable time to obtain possession of the leased premises, if any such Mortgagee elects to do sos and a reasonable time to correct or cure the condition, if such condition is determined to exist.

12.3 DUTY TO CONSTRUCT. Notwithstanding any other provision to the contrary contained in this Lease, if prior to substantial completion of Landlord's work, pursuant to Article I hereof, any holder of a Mortgage enters and takes possession of Landlord's Property for the purpose of foreclosing such Mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within ninety (90) days after such entry and taking possession, not to perform Landlord's work hereunder, and, in such event, such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord's work and Tenant may, without waiver of any rights, which Tenant may have against Landlord, terminate this Lease, and all its obligations hereunder, by written notice to Landlord, and such holder given within thirty (30) days after the day on which such holder shall have given its notice of aforesaid. If Landlord has not delivered Premises sixty (60) days from Lease execution by both Parties then Tenant shall receive a rental abatement on a day to day basis for each day the delivery of the space is prolonged going forward from the occupancy date. If Landlord has not delivered the Premises after ninety
(90) days from Lease execution, then Tenant has the option to terminate this Lease.

12.4 PREPAID RENT. No rent or other charge hereunder shall be paid more than sixty (60) days prior to the due dates thereof, and, as to a Mortgagee, payments made in violation of this provision shall (except to the extent that such rents are actually received by such Mortgagee) be a nullity as against such Mortgagee, and Tenant shall be liable for the amount of such payments to such Mortgagee.

12.5 CONTINUING OFFER. The covenants and agreements contained on this Lease, with respect to the rights, powers and benefits of a Mortgagee, constitute a continuing offer to any person, corporation or other entity, which, by accepting or requiring an assignment of this Lease, or by entry or foreclosure, assumes the obligations herein set forth, with respect to such Mortgagee; every such Mortgagee is hereby constituted a party to this Lease, as an oblige hereunder, to the same extent as though its name was written hereon, as such; and such Mortgagee shall be entitled to endorse such provisions in its own name.

12.6 SUBORDINATION. This Lease is subject to and subordinate to any Mortgage on the Property and Tenant agrees, at the request of Landlord or any Mortgagee, to execute and deliver, promptly, any certificate, or other instrument, which Landlord, or such Mortgagee, may request, subordinating this Lease and all rights of Tenant hereunder to any Mortgage, and to all advances made under such Mortgagee, and/or agreeing to attorn to such Mortgage, in the event that it succeeds to Landlord's interest in the Property, provided that the holder of any such Mortgage shall execute and deliver to Tenant a non-disturbance agreement to the effect that, in the event of any foreclosure of such Mortgage, such holder, and its successors, and assigns, will not name Tenant as a party defendant to such foreclosure, nor disturb its possession, nor abrogate its other rights under this Lease. Landlord shall give Tenant a non-disturbance and atonement agreement for Landlord's present and future mortgagees.

12.7 LIMITATIONS ON LIABILITY. Nothing contained in this Article XII, or in any such non-disturbance agreement, or non-disturbance provision, shall however, affect the prior rights of the holder of any Mortgage, with respect to the proceeds of any award in condemnation (except any award specifically reimbursing Tenant for moving or relocation expenses), or of any fire insurance policies affecting the Demised Premises, or impose upon any such

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holder any liability (i) for the erection or completion of Landlord's
Property, or premises by fire or other casualty for any repairs, replacements, rebuilding or restoration, except such repairs, replacements, rebuilding or restoration as can reasonably be accomplished from the net proceeds or insurance actually received by, or made available to, such holder, or (ii) for any default by Landlord under the Lease occurring prior to any date upon which such holder shall obtain title to Landlord's Property, or (iii) for any credits, offsets or claims against the rent under the Lease, as a result of any acts or omissions or Landlord committed, or omitted, prior to such date, or (iv) for return of any security deposit or other funds, unless the same shall have been received by such holder, and any such agreement or provision may so state.

                               ARTICLE XIII
                               LANDLORD'S ACCESS

Landlord, and/or its agents, may, at reasonable times, and after notice to Tenant, except in the event of emergency, enter to view the demised premises, and may remove placards and signs not approved and affixed as herein provided, and may show the demised premises to others, and at any time within six (6) months before the expiration of the Term, may affix to any suitable part of the demised premises, a notice for letting, or selling, the demised premises or property, of which the demised premises are a part, and keep the same so affixed, without hindrance, or molestation.

In addition, Landlord reserves the right, at its sole election,to make such repairs, alterations, additions, or improvements, to or in the demised premises, or the Building, of which they are a part, as Landlord deems desirable or convenient, and, in connection therewith, to place, replace and maintain in the demised premises such pipes, wires, conduits, fixtures, apparatus and structural parts, as it may elect, provided always that Landlord, upon reasonable notice, shall take reasonable measures not to interfere with Tenant's business activities.

                               ARTICLE XIV
                     INDEMNIFICATION AND LIABILITY

(A) TENANT'S INDEMNITY. Tenant agrees to defend, indemnify and save harmless Landlord from and against all claims, loss, liability, costs and damages of whatever nature whenever arising from any default by Tenant under this Lease and the following: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, in or about the Premises, except those due to the act or omission of Landlord, its agents, employees, invitees and contractors; or (ii) from any accident, injury or damage occurring outside of the Premises but on the Property or in the Building, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents, employees, invitees and contractors in either case, occurring at any time from the execution of this Lease through the end of the Term or any extended Term of this Lease. This indemnity and hold harmless agreement shall include indemnity against all reasonable costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon and the defense thereof, including, without limitation, reasonable attorneys' fees at both the trial and appellate levels and shall survive the expiration or sooner termination of the Term of this Lease. This indemnity shall not apply to protect Landlord from acts in breach of this Lease; or (iii) from any loss sustained by Landlord from any violation by Tenant of Articles VI and VIII of this Lease.

(B) LANDLORD'S INDEMNITY. Landlord agrees to defend, indemnify and save harmless Tenant from and against all claims, loss, liability, costs and damages of whatever nature whenever arising from any default by Landlord under this lease and the following: (i) from any accident, injury or damage


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whatsoever to any person, or to the property of any person, in or about the
Property or the Building, except those due to the act or omission of Tenant, its agents, employees, invitees and contractors; or (ii) from any accident, injury or damage occurring in or about the Premises where such accident, damage or injury results or is claimed to have resulted from any act or omission on the part of Landlord or Landlord's agents, employees, invitees and contractors in either case, occurring at any time from the execution of this Lease through the end of the Term or any Extended Term of this Lease. This indemnity and hold harmless agreement shall included indemnity against all reasonable costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon and the defense thereof, including, without limitation, reasonable attorneys' fees at both the trial and appellate levels and shall survive the expiration or sooner termination of the Term of this Lease. This indemnity shall not apply to protect Tenant from acts in breach of this Lease.

                          ARTICLE XV
                TENANT'S LIABILITY INSURANCE

Tenant shall maintain with respect to the demised premises, and to the property of which the demised premises are a part, comprehensive public liability insurance in limits of not less than $500,000/500,000, with property damage insurance in limits of not less than $100,000 in responsible companies qualified to do business in Massachusetts, and in good standing therein, insuring against injury to persons or damage to property, as herein provided, and naming Landlord and Tenant as insureds as their interests may appear. Tenant shall deposit with Landlord certificates of each policy of insurance required by this Lease at, or prior to, the commencement of the Term, and thereafter, within thirty (30) days prior written notice to each insured named therein.

                     ARTICLE XVI
          FIRE, CASUALTY; EMINENT DOMAIN

Should the demised premises, or the Building, of which they are a part, be damaged substantially by fire, or other casualty, or be taken in whole, or part, by eminent domain, Lessor or Tenant may elect within thirty (30) days after such casualty, or taking (notwithstanding that Landlord's entire interest may have been divested by any such taking) to terminate this Lease. When such fire, casualty, or taking, renders the demised premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, according to the nature and extent of the damage, until the demised premises shall be restored by Landlord and Tenant may elect to terminate this Lease, if Landlord fails to restore the demised premises to a condition substantially suitable for their intended use, within one hundred twenty (120) days after said fire, casualty, or taking; provided that Tenant's notice shall be given within fifteen (15) days after said one hundred twenty (120) day period. Landlord's obligation to restore shall be limited to insurance, or taking proceeds recovered, or recoverable, and made available by Landlord's Mortgagees.

Landlord reserves, and Tenant hereby grants and assigns to Landlord, all rights, which Tenant may have, for damages or injury to the demised premises, or to the leasehold hereby created for any taking by eminent domain, except for moving expenses, which may be separately awarded to Tenant, by taking the authority. Tenant shall execute and deliver to Landlord such confirmatory instruments of this assignment as Landlord may, from time to time, request.

Each policy of insurance maintained by Landlord, or Tenant (whether or not required under the provisions of this Lease), with respect to the demised premises, or with respect to such party's property or improvements therein, shall include provisions by which the insurance carrier(s); (a) waive(s) all

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

rights of subrogation against the other party (and against all those for whom it may be legally responsible), on account of any loss payable under the policy, and (b) agree(s) that the policy will not be invalidated because the insured (in writing, and prior to the occurrence of any loss under the policy) has waived part, or all, of its rights) of recovery against any party on account of any loss or damage covered by the policy. If either party is unable to procure the inclusion of either of the clauses described in the preceding sentence, without additional cost to it, it shall name the other party as an additional insured in the policy, at its election, the other party to pay an additional cost to be so added.

                     ARTICLE XVII
          TENANT'S DEFAULT AND BANKRUPTCY

In the event that:

(a) Tenant shall default in the payment of any installment of rent, or other sum herein specified, and such default shall continue for ten (10) days after receipt of written notice; or

(b) Tenant shall default in the observance, or performance, of any other Tenant's covenants, agreements, or obligations hereunder and such default shall not be corrected within twenty (20) days after receipt of written notice thereof; or

(c) Tenant, or any guarantor of Tenant's obligations here under, shall be declared bankrupt, or insolvent, according to law, or, if any assignment shall be made of Tenant's property for the benefit of creditors, or by other process of law, or if any proceedings for reorganization, or for an arrangement with creditors, shall be commenced under any bankruptcy, or insolvency law, by, or against Tenant, or any such guarantee, or any person or entity occupying the demised premises, through or under Tenant (and as to involuntary proceedings shall remain pending for at least ninety (90) days), then Landlord shall have the right, at its sole election, either (i) without necessity or requirement for making any entry, provide Tenant, which termination shall take effect on the date, prior to the expiration of the Term, specified in Landlord's notice, or (ii) to enter and take possession of the demised premises (or any part thereof in the name of the whole) without demand or notice and repossess the same as of Landlord's former estate, expelling Tenant and those claiming under it, forcibly, if necessary, without being deemed guilty of any manner of trespass, provided that such repossession shall not be construed to effect a termination of this Lease, unless Landlord so declares as part of such entry, or sends Tenant a written notice of termination, as provided above. Any such termination or entry shall be without prejudice to any remedy for arrears of rent or preceding breach of contract.

If Landlord shall terminate this Lease, or take possession of the demised premises, as aforesaid, Tenant, and those claiming under Tenant, shall forthwith remove their goods and effects from the demised premises, and Tenant agrees that in case of such termination, it shall, at the election of Landlord
(i) indemnify Landlord from, and against, any loss and damage sustained by reason of any termination caused by the default of, or the breach by, Tenant.

Landlord's damages hereunder shall include, but shall not be limited to, any loss of rents, reasonable broker's commissions for the re-letting of the demised premises, advertising costs, the reasonable cost incurred in cleaning and repainting the premises, in order to re-let the same; and moving and storage charges incurred by Landlord in moving Tenant's belongings, all of which Tenant agrees Landlord shall have the right to do or incur; and (ii) at any time after such termination forthwith pay to Landlord, upon request, as damages hereunder a sum equal to the present value of the amount by which the rent and other payments called for hereunder for the remainder of the Term, or any extension or renewal thereof.

Not more than seven (7) days after receipt of Landlord's bill therefore, Tenant shall pay for Landlord all costs and expenses (including, without limitation, reasonable attorney's fees) incurred by Landlord, at any time, in enforcing tenant's obligations, or Landlord's rights, under this Lease.

                     ARTICLE XVIII
                     NOTICE

Any notice from Landlord to Tenant relating to the demised premises, or to the occupancy thereof, shall be deemed duly served, if hand delivered to the demised premises, or mailed to said premises, registered or certified mail, return receipt requested, postage prepaid, addressed to Tenant, or to such other address as may designate from time to time. Any notice from Tenant to Landlord relating to the demised premises shall be deemed duly served, if mailed to Landlord by registered or certified mail, return receipt requested, postage prepaid, and addressed to Landlord at the place where rent is payable hereunder, or to such other address as Landlord may, from time to time, designate in like manner.

Any notice, which is mailed in accordance with the provisions of this Article, shall be deemed to have been received on the third business day following the date of mailing.

                     ARTICLE XIX
                SURRENDER; YIELD UP

Tenant shall, at the expiration or other termination of this Lease, remove all of Tenant's goods and effects from the demised premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Tenant, either inside or outside the demised premises) and shall leave the same in broom clean condition. Tenant shall deliver to Landlord the demised premises and all keys, locks thereto, and other fixtures connected therewith, and all alterations and additions made to, or upon, the demised premises except those alterations or additions consented to by Landlord, in the same order, repair and condition as they are in on the Commencement Date, or they have been put during the Term hereof, reasonable wear and tear, and damage by fire or other casualty, and taking only excepted.

In the event of Tenant's failure to remove any of Tenant's property from the demised premises, Landlord is hereby authorized, without liability to Tenant, for loss or damage thereto, and, at the sole risk of Tenant, to remove and store any of the property at Tenant's expense, or to retain the same under Landlord's control, or to sell, at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

                          ARTICLE XX
                          BROKERAGE

Each party warrants, and represents to the other, that it has not dealt with any broker, other than Lynch, Murphy, Walsh & Partners and The Codman Company, Inc. in connection with the consummation of this Lease, and each party shall save harmless and indemnify the other party on account of loss, cost or damage, which may arise by reason of such party's representation being untrue.

Landlord will be solely responsible for any compensation to Lynch, Murphy, Walsh & Partners and The Codman Company in connection with this Lease.

                     ARTICLE XXI
                LANDLORD IMPROVEMENTS

Landlord shall, at its expense, perform the work described in Article I hereof. Landlord agrees to assign to Tenant any guarantees furnished to

Landlord by any contractor, or subcontractor, in connection with such work, such assignment to be furnished at the commencement of the Lease Term.

Tenant agrees that Landlord may make any changes in such work, which may become reasonably necessary or advisable, other than substantial changes, without the prior approval of Tenant, provided notice thereof is promptly given to Tenant, and Landlord may make substantial changes in such work, with the prior written approval of Tenant.

Landlord covenants that (i) the demised premises shall be completed in a good and workmanlike manner in accordance with the plans and specifications referenced in Exhibit B hereto, and (ii) the demised premises and Building and the means of access hereto shall be put in compliance with all applicable laws and regulations, compliance with which is a condition precedent to the Tenant's lawful occupancy of the demised premises. The demised premises shall be deemed to be Substantially Complete when the standards set forth in clauses
(i) and (ii) above are met, other than (with respect to clause (i)) completion of items not reasonably necessary for the use of the demised premises for the purpose for which it is leased hereunder, but the Landlord covenants to use diligence to complete such items promptly an din any event no later than thirty (30) days after the Commencement Date.

Landlord shall notify Tenant when Landlord's Improvements have advanced sufficiently to permit Tenant to install its equipment and furnishings or to perform any other work to be done by Tenant. Entry by Tenant or its agents for performing any other work shall be permitted by Landlord prior to the commencement date of this Lease.

The cost of Landlord's Improvement as described in this section and the plans and specifications attached hereto and marked Exhibit B, including without limitation all labor and materials, electricity during the construction period, building permits, charges of architects and engineers retained by Landlord, and insurance relating to such work shall be paid by the Landlord, or, if the Building is sold during construction, Landlord will provide to its successor in interest to this Lease, funds sufficient to cover the costs of Landlord's Improvements.

                     ARTICLE XXII
                MISCELLANEOUS PROVISIONS

22.1 OFFSET STATEMENTS. Within five (5) days after receipt of Landlord's written request therefore, Tenant shall execute and deliver to any mortgagee of Landlord, present or future, and to any prospective purchaser of Landlord's property, a statement acknowledging (if such be the case) that Landlord's obligations hereunder have been fully performed to the date of such statement (or, alternatively, specifying those matters as to which Tenant claims Landlord is in default) and stating, also, the date, or dates, to which (or the periods with respect to which) the payments required of Tenant hereunder have been made and the then balance, according to Tenant's records, of any Security Deposit held by Landlord hereunder.

22.2 WAIVER. Tenant's failure to complain of any act or omission on the part of the Landlord, or to complain of any deficiency in any payment or performance tendered, (however long the same may continue), nor the payment or acceptance of all or a part of the rent, nor the performance, either complete or partial, of any other obligation, regardless of an accompanying qualification at the time the payment of performance is tendered shall never be deemed to waive, or to preclude, the exercise of any rights hereunder. No waiver, or any breach of any provision of this Lease, shall be deemed a waiver of a breach of any other provision of this Lease, or a consent to any subsequent occasion. Each right and remedy under this Lease, or by operation of law, shall be distinct and separate from every other right and remedy; all such rights and remedies shall be cumulative, and none of them shall be deemed inconsistent with, or exclusive of, any other, whether or not exercised; and any two or more, or all such, rights and remedies may be exercised at the same time, or successively.

22.3 "TENANT" DEFINED, SUCCESSORS. The Term "Named Tenant", (as well as the term "Tenant") and-the pronouns referring thereto, shall mean the party, or parties, named originally in this Lease as such. The term "Tenant" shall also mean any assignee of the lessee interest in this Lease and party, or parties, succeeding by operation of law to the interest of the Named Tenant and any party, or parties, responsible for Tenant's obligations under this Lease. If there is more than one party named, or responsible, as Tenant, at any time, the covenants of Tenant shall be joint and several obligations of each of the partners and the obligations of the firm.

Except as expressly otherwise provided by any provisions of this Lease, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the heirs, devisees, personal representatives, successors and assigns, respectively, of the Landlord and Tenant.

22.4 LIMITATION OF LANDLORD'S LIABILITY. If, at any time during the Term of this Lease, the Landlord's interest hereunder shall be held by anyone acting in a fiduciary capacity, then, notwithstanding any other provision of this Lease, Landlord's obligations hereunder shall not be binding upon such fiduciary individually, or upon any beneficiary or shareholder for whom such fiduciary acts, but only upon such fiduciary in that capacity and upon the trust estate.

The covenants of Landlord contained in this Lease shall be binding upon each party holding the lessor interest herein only with respect to breaches occurring during the time of that party's ownership of the Landlord's interest hereunder. In addition, Tenant specifically agrees to look solely to Landlord's interest in the property of which the demised premises are a part for the satisfaction of any claim or judgment against Landlord, it being specifically agreed that neither Landlord, any partner, or other beneficial owner of Landlord, nor anyone claiming under Landlord, shall ever be otherwise liable for any such judgment. In no event shall Landlord be liable for indirect, or consequential, damages.

22.5 RULES AND REGULATIONS. Tenant and its employees shall comply with all rules and regulations promulgated by Landlord for the management of Building, so long as the same shall be generally applicable to all occupants thereof. (Rules and Regulations, attached hereto as Exhibit C).

22.6 PRONOUNS. Any pronoun shall be read in the singular, or plural, number, and in such gender as the context may require.

22.7 HOLDING OVER. If Tenant continues in occupancy of the demised premises after the end of the Term, such occupancy shall be deemed a tenancy at sufferance, terminable at Landlord's election, without notice to Tenant, or anyone claiming under

Tenant, whether or not Landlord receives any payments for use and occupancy, after the Term of this Lease ends, shall be calculated at the rate of one hundred-fifty (150%) percent of the monthly rental for the last month of the Leased Term, in addition to any other remedies of Landlord.

22.8 SEVERABILITY. If any term, or provision, of this Lease, or the application thereof to any person, or circumstance, shall, to any extent, be invalid, or unenforceable, the remainder of this Lease, or the application of such term, or provision, to persons, or circumstances, other than those as to which it is held invalid, or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.


22.9 ENTIRE AGREEMENT. The parties acknowledge and agree that, at all times, they have intended that no preliminary agreements (either singly, or in combination), oral statements, or representations, or prior written matter, shall be binding on either party, or have any force, or effect, whatsoever, and that they shall be bound to each other only by a single, formal, comprehensive document containing all of the agreements of the parties, in final form, which has been duly executed by Landlord, and by Tenant.

22.10 SIGNS. Tenant shall not place, or erect, any sign on or about the demised premises, or upon the outside of the Building, or which the demised premises form a part, without the prior written consent of Landlord.

Landlord agrees to furnish and install building standard signage on the lobby directory and tenant entry.

Landlord shall provide street signage identifying the Building and Landlord may, at its sole discretion, provide Tenant signage on the street directory.

22.11 FORCE MAJEURE. Whenever Landlord or Tenant shall be delayed in the performance of any of its obligations hereunder, by reason of fire, strike, labor difficulty, or other casualty, or other difficulties beyond Landlord's control, the time for the performance of such obligations shall be extended for the period of delay.

IN WITNESS WHEREOF, the parties hereto have executed this Lease, as of the date first above written, to take effect as a sealed instrument.

LANDLORD: PHOENIX HOME LIFE MUTUAL INSURANCE CO.
By: /s/ [its Managing Director]

TENANT: COMPUTER TELEPHONE CORPORATION
By: /s/ [its Treasurer]



(Signature page to Lease dated January, 1994, covering 7,316 Rentable Square Feet on the 1st floor of 110 Hartwell Avenue, Lexington, Massachusetts.)

CLERK'S CERTIFICATE

The undersigned hereby certifies that he/she is the Clerk of Computer Telephone Corp., a Massachusetts corporation, and that the execution and delivery of the foregoing Lease by Robert Fabbricatore, the Chairman of the Corporation, has been duly authorized by a vote of the directors and shareholders of the Corporation which is in full force and effect as of this day and that Robert Fabbricatore has in fact signed the foregoing Lease.

SEAL                      ATTEST

                               /s/ John D. Pittenger, Clerk
                               Date: January 20, 1994

                               EXHIBIT A


[DRAWING OF GROUND LEVEL FLOOR PLAN
110 Hartwell Ave., Lexington, MA]

                          EXHIBIT B
                          Page 1 of 3


PROPOSED TENANT IMPROVEMENTS
FOR COMPUTER TELEPHONE CORP.
110 HARTWELL AVENUE, LEXINGTON
11-4-93

1.  New Interior Partitions:
3-5/8" metal studs with 1/2" gypsum wallboard both sides Partitions will extend to just above finish ceilings.

2.  New Doors, Frames and Hardware:
a. Doors within tenant space will be solid core flush, red oak wood veneer. Widths per plan, height 7'-0", with passage sets and 1-1/2 pair of hinges per door.

b.  All new frames to be hollow metal with 2" face dimension.

c.  Existing doors and frames will be reused wherever possible

3. Acoustical Ceilings: Existing tile and grid to remain and be reused wherever possible. Existing damaged tile and grid will be replaced.

4.  Light Fixtures:
2' x 4' recessed fluorescent fixtures with acrylic prismatic lenses. Each room to be individually switched. Existing fixtures to remain and be reused wherever possible.

5. Electrical: a. Standard 115v duplex outlets as required for normal business use, dispersed throughout premises.

b.  220V receptacle at copy/fax area.

c. 8 - 20A circuits and junction boxes at open office areas for Tenant furnished partition systems.

d.  Dedicated 20A receptacles for communications equipment.

                     EXHIBIT B
                     Page 2 of 3

Computer Telephone Corp.
110 Hartwell Avenue
Page 2
11-4-93

6.  HVAC:
a. Ducted supply air system to spaces through perforated ceiling diffusers with a (above finish ceiling) return air plenum.

b.  Relocate diffusers as required by new layout.

c.  System to be as required by the BOCA National Mechanical Code.

7.  Window Treatment:
Existing window blinds to remain and be repaired as required for proper operation. All exterior windows shall have blinds.

8.  Floor Finishes:
a. New STRATTON Synergy 28 oz. loop pile carpet vinyl tile at all areas except as noted below.

b.  Vinyl tile at lunchroom.

c.  New 4" vinyl base throughout.

9.  Paint:
a. One primer and two finish coats of an eggshell finish latex paint on all walls throughout premises. Color to match existing.

b. One primer and two finish coats of an alkyd semi-gloss paint on all door frames and wood surfaces only. Color to match existing.

10.  Sprinklers:
Exposed head sprinklers as required by NFPA 13 and Article 10 of the state building code.

11.  Casework:
New plastic laminate clad counter and base and wall cabinets at lunchroom.

12.  Plumbing:
a.  Hot & cold water and ss sink at lunchroom.

13.  Items By Tenant:
a.  Open office partition systems and furnishings.

c.  Telephone and computer wiring

                     END

                EXHIBIT B Page 3 of 3

          GUSTAFSON CONSTRUCTION, INC.
          General Contractors
          250 North Street - Suite A6
          Danvers, MA 01923
          phone 508/774-1234
          fax 508/774-1632

November 8, 1993
Leo H. Daley, Jr.
The Codman Company, Inc.
211 Congress Street
Boston, MA 02110

Re: Computer Telephone
110 Hartwell Ave., Lexington, MA

Dear Toby:

The following is a budget estimate per drawing and work letter by Walsh/Cochis dated 11/04/93:

$6,000    DEMOLITION
$2,380    DRYWALL
$  700    DOORS & HARDWARE
$10,320   FLOOR COVERINGS
$4,800    ACOUSTICAL CEILINGS
$3,800    PAINTINGS
$1,750    CASEWORK
$2,500    SPRINKLER
$700      PLUMBING
$1,800    HVAC
$5,500    ELECTRICAL
$4,050    GENERAL CONDITIONS
$4,430    10% OH&P
$48,730   TOTAL

If you have any questions concerning this estimate, please give me a call.

Sincerely,
GUSTAFSON CONSTRUCTION, INC.

/s/ Eric Gufstason, President

cc: George Walsh

                EXHIBIT B-1

          GUSTAFSON CONSTRUCTION, INC.
          General Contractors
          250 North Street - Suite A6
          Danvers, MA 01923
          phone 508/774-1234
          fax 508/774-1632

PROJECT SCHEDULE
December 28, 1993

Computer Telephone Corp.
110 Hartwell Ave.
                          January
                            3-7 10-14 17-21 24-28 31-4 7-11
First Floor

Permits                   xxxx
Demolition                   xxxxx
Rough Electrical                  xxx
Framing & Drywall                  xx
Acoust. Ceiling                   xxxx
Lighting/HVAC/Sprinkler              xxxxx
Painting                               xxxxx
Misc. Finishes                           xxx
Carpet                                    xxx
Final Cleaning                               xx

              Tenant Move------------------------->

1. Schedule is based upon having a notice to proceed on or before January 3, 1993.
2. Changes made after construction begins will be subject to overtime costs in order to maintain the completion date.

                           EXHIBIT C

                      RULES AND REGULATIONS

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed o- constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3 No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings, antennae, or other projections shall be attached to the outside walls of the building.

5. No curtains, blinds, shades, or screens other than those furnished by Landlord shall be attached to, hung in or used in connection with any window or door of the Premises without the prior written consent of Landlord.

6. No advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to
Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

7. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used in interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water; the use of cement or other similar adhesive material being expressly prohibited.

8. No additional locks or bolts of any kind shall be placed u-con any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

9. Freight, furniture, business equipment, safes, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the Lease of which these Rules and Regulations are a part.

10. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

11. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the building or its desirability as building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinuing such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any flammable, combustible or explosive fluid, material, chemical of substance or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. Tenant shall comply with all security measures from time to time established by Landlord for the Building.

14. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and any other means of entry to the Premises closed and secured.

15. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules and shall not, directly or indirectly, make any use of the Premises which may be prohibited by any thereof or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

16. Tenant: shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

17. Tenant shall not install And operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of Landlord.

18. No person or contractor not employed or approved by Landlord shall be used to perform window washing, cleaning, repair or other work in the Premises.

19. No vending machines other than those furnished by the Landlord are to be placed in any hallways or building common areas.

20.  No parking in front of the main entrance of the buildings is permitted.